                                                                    Exhibit 4.01

                                                                 EXECUTION COPY

================================================================================


                        OCCIDENTE Y CARIBE CELULAR S.A.


                                      and


                              THE BANK OF NEW YORK


                                    Trustee


                                ---------------


                                   INDENTURE


                            Dated as of June 1, 1996


                                ---------------


                                 US$190,745,000


                           14% Senior Discount Notes


                                    due 2004


================================================================================

                         OCCIDENTE Y CARIBE CELULAR S.A.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                 OF 1939 AND INDENTURE, DATED AS OF JUNE 1, 1996

TRUST INDENTURE
  ACT SECTION                                                                        INDENTURE SECTION
Section 310(a)(1)            .......................................................      607
           (a)(2)            .......................................................      607
           (b)               .......................................................      608
Section 312(c)               .......................................................      701
Section 314(a)               .......................................................      703
           (a)(4)            .......................................................      1008(a)
           (c)(1)            .......................................................      102
           (c)(2)            .......................................................      102
           (e)               .......................................................      102
Section 315(b)               .......................................................      601
Section 316(a)(last
           sentence)         .......................................................      101 ("Outstanding")
           (a)(1)(A)         .......................................................      502, 512
           (a)(1)(B)         .......................................................      513
           (b)               .......................................................      508
           (c)               .......................................................      104(d)
Section 317(a)(1)            .......................................................      503
           (a)(2)            .......................................................      504
           (b)               .......................................................      1003
Section 318(a)               .......................................................      111


- -----------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                          PAGE
PARTIES..................................................................................  1
RECITALS OF THE COMPANY..................................................................  1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions ...............................................................  2
              Accreted Value.............................................................  2
              Acquired Indebtedness......................................................  3
              Act      ..................................................................  3
              Affiliate..................................................................  4
              Annualized Pro Forma Consolidated Cash Flow................................  4
              Asset Sale.................................................................  4
              Attributable Value.........................................................  4
              Average Life...............................................................  5
              Bank Credit Agreement......................................................  5
              Bank Facility..............................................................  5
              Banks    ..................................................................  5
              Board Resolution...........................................................  5
              Business Day...............................................................  5
              Capital Stock..............................................................  5
              Capitalized Lease Obligation...............................................  5
              Cash Equivalents...........................................................  6
              Change of Control..........................................................  6
              Collateral Agents..........................................................  7
              Colombian GAAP.............................................................  7
              Commission.................................................................  7
              Common Stock...............................................................  8
              Company  ..................................................................  8
              Company Request" or "Company Order.........................................  8
              Concession.................................................................  8
              Concession Agreement.......................................................  8
              Concession Proceeds........................................................  8
              Consolidated Adjusted Net Income...........................................  8

- --------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                         PAGE
              Consolidated Cash Flow.....................................................  9
              Consolidated Income Tax Expense............................................  9
              Consolidated Interest Expense..............................................  9
              Consolidated Net Worth.....................................................  9
              Consolidated Non-cash Charges.............................................. 10
              Corporate Trust Office..................................................... 10
              Currency Agreements........................................................ 10
              Default  .................................................................. 10
              Defaulted Interest......................................................... 10
              Depositary................................................................. 10
              Disinterested Director..................................................... 10
              Event of Default........................................................... 10
              Exchange Act............................................................... 10
              Exchange Offer............................................................. 10
              Exchange Offer Registration Statement...................................... 11
              Exchange Securities........................................................ 11
              Fair Market Value.......................................................... 11
              Federal Bankruptcy Code.................................................... 11
              Global Security............................................................ 11
              guarantee.................................................................. 11
              Holder   .................................................................. 11
              Indebtedness............................................................... 11
              Indenture.................................................................. 12
              Initial Purchasers......................................................... 12
              Initial Securities......................................................... 12
              Institutional Accredited Investor.......................................... 12
              Interest Payment Date...................................................... 12
              Interest Rate Agreements................................................... 12
              Investment................................................................. 13
              Issue Date................................................................. 13
              Lien     .................................................................. 13
              Maturity .................................................................. 13
              Moody's  .................................................................. 13
              Net Cash Proceeds.......................................................... 13
              Non-U.S. Person............................................................ 14
              Officers' Certificate...................................................... 14
              Offshore Global Security................................................... 14
              Offshore Physical Security................................................. 14
              Outstanding................................................................ 14
              Paying Agent............................................................... 15
              Permitted Holders.......................................................... 15
              Permitted Indebtedness..................................................... 15

                                                                                         PAGE
              Permitted Investments...................................................... 16
              Permitted Liens............................................................ 17
              Permitted Subsidiary Indebtedness.......................................... 19
              Permitted Telecommunications Business...................................... 20
              Person   .................................................................. 20
              Physical Security.......................................................... 20
              Pledge Effective Date...................................................... 20
              Pledge of the Concession Agreement......................................... 20
              Predecessor Security....................................................... 21
              Preferred Stock............................................................ 21
              Public Equity Offering..................................................... 21
              Purchase Agreement......................................................... 21
              Qualified Capital Stock.................................................... 21
              Qualified Institutional Buyer.............................................. 21
              Redeemable Capital Stock................................................... 21
              Redemption Date............................................................ 21
              Redemption Price........................................................... 22
              Registration Rights Agreement.............................................. 22
              Registration Statement..................................................... 22
              Regular Record Date........................................................ 22
              Regulation S............................................................... 22
              Responsible Officer........................................................ 22
              Restricted Subsidiary...................................................... 22
              Rule 144A.................................................................. 22
              Sale and Leaseback Transaction............................................. 22
              S&P      .................................................................. 22
              Secured Indebtedness....................................................... 22
              Securities................................................................. 22
              Securities Act............................................................. 23
              Security Register" and "Security Registrar................................. 23
              Separation Date............................................................ 23
              Shelf Registration Statement............................................... 23
              Special Record Date........................................................ 23
              Stated Maturity............................................................ 23
              Subordinated Indebtedness.................................................. 23
              Subsidiary................................................................. 23
              Telecommunications Business................................................ 23
              Trust Indenture Act" or "TIA............................................... 23
              Trustee  .................................................................. 23
              Units    .................................................................. 23
              Unrestricted Subsidiary.................................................... 23
              U.S. GAAP.................................................................. 24

                                                                                        PAGE
              U.S. Global Security....................................................... 24
              U.S. Person................................................................ 24
              U.S. Physical Security..................................................... 24
              Vice President............................................................. 24
              Voting Stock............................................................... 24
              Warrant Agreement.......................................................... 24
              Warrants .................................................................. 24
              Wholly Owned............................................................... 25

SECTION 102.  Compliance Certificates and Opinions....................................... 25
SECTION 103.  Form of Documents Delivered to Trustee..................................... 25
SECTION 104.  Acts of Holders............................................................ 26
SECTION 105.  Notices, Etc., to Trustee and Company...................................... 27
SECTION 106.  Notice to Holders; Waiver      ............................................ 27
SECTION 107.  Effect of Headings and Table of Contents................................... 28
SECTION 108.  Successors and Assigns..................................................... 28
SECTION 109.  Separability Clause........................................................ 28
SECTION 110.  Benefits of Indenture...................................................... 28
SECTION 111.  Governing Law.............................................................. 29
SECTION 112.  Legal Holidays............................................................. 29
SECTION 113.  Agent for Service; Submission to Jurisdiction; Waiver of Immunities........ 29
SECTION 114.  Judgment Currency.......................................................... 30

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.  Forms Generally............................................................ 30
SECTION 202.  Restrictive Legends........................................................ 32

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.  Title and Terms............................................................ 34
SECTION 302.  Denominations.............................................................. 35
SECTION 303.  Execution, Authentication, Delivery and Dating............................. 35
SECTION 304.  Temporary Securities....................................................... 36
SECTION 305.  Registration, Registration of Transfer and Exchange........................ 37
SECTION 306.  Book-Entry Provisions for Global Securities................................ 38
SECTION 307.  Special Transfer Provisions................................................ 40
SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities........................... 43
SECTION 309.  Payment of Interest; Interest Rights Preserved............................. 43

                                                                                         PAGE
SECTION 310.  Persons Deemed Owners...................................................... 45
SECTION 311.  Cancellation............................................................... 45
SECTION 312.  Computation of Interest.................................................... 45
SECTION 313.  Wire Transfers............................................................. 45

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.................................... 46
SECTION 402.  Application of Trust Money................................................. 47

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default.......................................................... 47
SECTION 502.  Acceleration of Maturity; Rescission and Annulment......................... 49
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee............ 50
SECTION 504.  Trustee May File Proofs of Claim........................................... 51
SECTION 505.  Trustee May Enforce Claims Without Possession of Securities................ 52
SECTION 506.  Application of Money Collected ............................................ 52
SECTION 507.  Limitation on Suits........................................................ 53
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
                Interest................................................................. 54
SECTION 509.  Restoration of Rights and Remedies......................................... 54
SECTION 510.  Rights and Remedies Cumulative ............................................ 54
SECTION 511.  Delay or Omission Not Waiver............................................... 54
SECTION 512.  Control by Holders......................................................... 54
SECTION 513.  Waiver of Past Defaults.................................................... 55
SECTION 514.  Waiver of Stay or Extension Laws........................................... 55

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.  Notice of Defaults......................................................... 56
SECTION 602.  Certain Rights of Trustee.................................................. 56
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Securities............. 57
SECTION 604.  May Hold Securities........................................................ 58
SECTION 605.  Money Held in Trust........................................................ 58
SECTION 606.  Compensation and Reimbursement ............................................ 58

                                                                                         PAGE
SECTION 607.  Corporate Trustee Required; Eligibility; Conflicting Interests............. 59
SECTION 608.  Resignation and Removal; Appointment of Successor.......................... 59
SECTION 609.  Acceptance of Appointment by Successor..................................... 60
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business................ 61

                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

SECTION 701.  Disclosure of Names and Addresses of Holders............................... 61
SECTION 702.  Reports by Trustee......................................................... 62


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms....................... 62
SECTION 802.  Successor Substituted...................................................... 63
SECTION 803.  Securities to Be Secured in Certain Events................................. 64

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders......................... 64
SECTION 902.  Supplemental Indentures with Consent of Holders............................ 65
SECTION 903.  Execution of Supplemental Indentures....................................... 66
SECTION 904.  Effect of Supplemental Indentures.......................................... 66
SECTION 905.  Conformity with Trust Indenture Act........................................ 67
SECTION 906.  Reference in Securities to Supplemental Indentures......................... 67
SECTION 907.  Notice of Supplemental Indentures.......................................... 67
SECTION 908.  Effect on Bank Indebtedness................................................ 67

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Payment of Principal, Premium, if any, and Interest....................... 67
SECTION 1002.  Maintenance of Office or Agency........................................... 68
SECTION 1003.  Money for Security Payments to Be Held in Trust........................... 68
SECTION 1004.  Corporate Existence   .................................................... 69
SECTION 1005.  Payment of Taxes and Other Claims......................................... 70

                                                                                         PAGE
SECTION 1006.  Maintenance of Properties     ............................................ 70
SECTION 1007.  Insurance                     ............................................ 70
SECTION 1008.  Statement by Officers as to Default....................................... 70
SECTION 1009.  Provision of Reports and Financial Statements............................. 71
SECTION 1010.  Limitation on Indebtedness    ............................................ 72
SECTION 1011.  Limitation on Restricted Payments......................................... 72
SECTION 1012.  Limitation on Issuances and Sales of Capital Stock of Restricted
               Subsidiaries.............................................................. 75
SECTION 1013.  Limitation on Transactions with Affiliates................................ 76
SECTION 1014.  Limitation on Liens           ............................................ 77
SECTION 1015.  Purchase of Securities upon a Change of Control........................... 77
SECTION 1016.  Limitation on Sale of Assets  ............................................ 79
SECTION 1017.  Limitation on Sale and Leaseback Transactions............................. 82
SECTION 1018.  Limitation on the Activities of the Company............................... 83
SECTION 1019.  Limitation on Dividends and Other Payment Restrictions Affecting
               Restricted Subsidiaries................................................... 83
SECTION 1020.  Payment of Additional Amounts ............................................ 84
SECTION 1021.  Waiver of Certain Covenants   ............................................ 85

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  Mandatory and Optional Redemption......................................... 85
SECTION 1102.  Applicability of Article      ............................................ 86
SECTION 1103.  Notice to Trustee of Redemption........................................... 86
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed......................... 87
SECTION 1105.  Notice of Redemption          ............................................ 87
SECTION 1106.  Deposit of Redemption Price   ............................................ 88
SECTION 1107.  Securities Payable on Redemption Date..................................... 88
SECTION 1108.  Securities Redeemed in Part   ............................................ 89

                                 ARTICLE TWELVE

                                   [Reserved]

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  Company's Option to Effect Defeasance or Covenant Defeasance.............. 89

                                                                                         PAGE
SECTION 1302.  Defeasance and Discharge.................................................. 89
SECTION 1303.  Covenant Defeasance....................................................... 90
SECTION 1304.  Conditions to Defeasance or Covenant Defeasance........................... 90
SECTION 1305.  Deposited Money and U.S. Government Obligations to Be Held in
               Trust; Other Miscellaneous Provisions..................................... 92
SECTION 1306.  Reinstatement............................................................. 93

                                ARTICLE FOURTEEN

                               CONCESSION PRIORITY

SECTION 1401.  Concession Proceeds to Be Turned Over to the Collateral Agents............ 93
SECTION 1402.  Events of Turnover........................................................ 94
SECTION 1403.  In Furtherance of Concession Priority..................................... 94
SECTION 1404.  Rights of Subrogation..................................................... 95
SECTION 1405.  Further Assurances........................................................ 95
SECTION 1406.  Agreements in Respect of the Securities................................... 95
SECTION 1407.  Expenses.................................................................. 95
SECTION 1408.  Continuing Agreement...................................................... 95
SECTION 1409.  Trust Moneys Not Subject to Concession Priority........................... 96



TESTIMONIUM.............................................................................. 101

SIGNATURES AND SEALS......................................................................101

SCHEDULE I       Indebtedness Outstanding on the Issue Date

SCHEDULE  II     Agreements Not Restricted Under Section 1013

EXHIBIT A        Form of Note

EXHIBIT B        Form of Certificate to Be Delivered upon Termination of Restricted Period

EXHIBIT C        Form of Certificate to Be Delivered in Connection with Transfers to Non-
                 QIB Institutional Accredited Investors

EXHIBIT D        Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation  S

                                                                EXECUTION COPY





        INDENTURE, dated as of June 1, 1996, between Occidente y Caribe Celular S.A., a sociedad anonima de economia mixta existing under the laws of the Republic of Colombia (herein called the "Company"), having its principal office at Calle 50 No. 55-01, Medellin, Colombia, and The Bank of New York, a New York banking corporation, as Trustee (hereinafter called the "Trustee").


                            RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of 14% Senior Discount Notes due 2004 (herein called the "Initial Securities") and 14% Series B Senior Discount Notes due 2004 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

        Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

        Pursuant to the terms of a Purchase Agreement dated as of May 31, 1996 (the "Purchase Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and ING Baring (U.S.) Securities, Inc., as Initial Purchasers (the "Initial Purchasers"), the Company has agreed to issue and sell 190,745 units (the "Units"), each Unit consisting of US$1,000 principal amount of the Securities and four Warrants (each, a "Warrant") entitling the holder thereof to purchase 5.709 shares of Class B Common Stock, par value 1,000
Pesos per share, of the Company from the Company at an exercise price of US$1.00 per share, subject to adjustment as provided in the Warrant Agreement dated as of the date hereof (the "Warrant Agreement") between the Company and The Bank of New York, as warrant agent. The Securities and the Warrants will become separately transferable on the earlier of (i) 90 days after issuance,
(ii) the occurrence of a Change of Control (as defined herein) and (iii) the date on which the Exchange Offer Registration Statement (as defined herein) is declared effective (the "Separation Date").

        All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

              For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

              SECTION 101. Definitions.

              For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Colombia; and

              (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

              "Accreted Value" means, for any particular Redemption Date, any date of purchase for any purchase of Securities at the option of the Holders pursuant to Sections 1015 and 1016 or any date on which the Securities first become due and payable after an Event of Default (any such date being herein referred to as a "specified date"), the amount provided below for each $1,000 principal amount at final maturity of Securities Outstanding:

              (i) if the specified date occurs on one of the following dates (each a "Semiannual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semiannual Accrual Date:

SEMIANNUAL ACCRUAL DATE                                                           ACCRETED VALUE
September 15, 1996...........................................................        US$543.93
March 15, 1997...............................................................        US$582.01
September 15, 1997...........................................................        US$622.75
March 15, 1998...............................................................        US$666.34
September 15, 1998...........................................................        US$712.99
March 15, 1999...............................................................        US$762.90
September 15, 1999...........................................................        US$816.30
March 15, 2000...............................................................        US$873.44
September 15, 2000...........................................................        US$934.58
March 15, 2001...............................................................      US$1,000.00

              (ii) if the specified date occurs before the first Semiannual Accrual Date, the Accreted Value will equal the sum of (a) US$524.26 and (b) an amount equal to the product of (1) the Accreted Value for the first Semiannual Accrual Date less US$524.26 multiplied by (2) a fraction, the numerator of which is the number of days from the Issue Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Issue Date to the first Semiannual Accrual Date, using a 360-day year of twelve 30-day months;

              (iii) if the specified date occurs between two Semiannual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semiannual Accrual Date immediately preceding such specified date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semiannual Accrual Date less the Accreted Value for the immediately preceding Semiannual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semiannual Accrual Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

              (iv) if the specified date occurs after the last Semiannual Accrual Date, the Accreted Value will equal US$1,000.

              "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

              "Act," when used with respect to any Holder, has the meaning specified in Section 104.

              "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's voting Capital Stock or any executive officer or director of any such specified Person or other Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Annualized Pro Forma Consolidated Cash Flow" of the Company means the Consolidated Cash Flow of the Company for the most recent full fiscal quarter for which consolidated financial statements are available giving pro forma effect to the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such fiscal quarter, as if such acquisition or disposition occurred on the first day of such fiscal quarter, multiplied by four.

              "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any shares of Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); (b) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (c) any other properties or assets of any division or line of business of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by Article Eight of this Indenture, (ii) by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary, or (iii) having a Fair Market Value per transaction or series of related transactions of less than US$750,000.

              "Attributable Value" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor exercisable unilaterally, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

              "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, through a mandatory redemption) of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments.

              "Bank Credit Agreement" means the Bank Facility, as such agreement may be amended, renewed, extended, substituted, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, restatements, refinancings, restructurings, supplements or other modifications of the foregoing including by more than one agreement); provided that with respect to any agreement providing for the refinancing of Indebtedness under the Bank Credit Agreement, such agreement shall be a Bank Credit Agreement under this Indenture only if a notice to that effect is delivered by the Company to the Trustee.

              "Bank Facility" means the credit agreement dated as of June 7, 1996 among the Company, the Banks and ING Baring (U.S.) Securities, Inc. and Merrill Lynch & Co., as managers, and ING Bank N.V. and ING (U.S.) Capital Corporation, as administrative and collateral agents.

              "Banks" means the banks and other financial institutions from time to time that are lenders under the Bank Facility.

              "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

              "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York City are not required to be open.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the Issue Date.

              "Capitalized Lease Obligation" means any obligation of the Company or a Restricted Subsidiary under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under Colombian GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with Colombian GAAP.

              "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or the Republic of Colombia or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or the Republic of Colombia, as the case may be, is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US$500,000,000; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, as the case may be, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the United States Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the United States Comptroller of the Currency; (e) Colombian Peso deposits, with maturities of not more than 12 months from the date of acquisition, in (i) Banco de Colombia, Banco Ganadero, Banco Industrial Colombiano or Banco de Bogota or (ii) any other bank or financial institution incorporated under the laws of the Republic of Colombia with total assets exceeding the equivalent of US$350,000,000, provided that the aggregate principal amount of any such deposits in banks described in this subclause (ii) shall not exceed the equivalent of US$10,000,000 at any time outstanding; (f) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the Republic of Colombia and backed by the full faith and credit of the Republic of Colombia maturing within one year from the date of acquisition, in each case entered into with any of the Colombian banks specified in the preceding clause (e), provided that such agreements with banks described in subclause (e)(ii) shall be deemed a deposit for purposes of the US$10,000,000 limit in such subclause; and (g) investments in money market funds all of the assets of which consist of securities of the types described in the foregoing clauses (a) through (f).

              For the purposes only of Section 1016 of this Indenture and the definition of "Net Cash Proceeds," the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company and all Restricted Subsidiaries from all liability on such Indebtedness in connection with such Asset Sale shall be deemed to be a Cash Equivalent.

              "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by the Company as a Restricted Payment under Section 1011 of this Indenture and (ii) where immediately thereafter no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) a majority of the Board of Directors of the Company has been nominated by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders, other than Permitted Holders or a depositary or custodian for any depositary receipts in respect of shares of Voting Stock of the Company, provided that such depositary or custodian is not acting at the direction of any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders; (d) Colombia or any of its instrumentalities (including, without limitation, departments, districts and municipalities), including government-owned corporations or public entities, owns more than 50% of the Voting Stock of the Company; or (e) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article Eight of this Indenture.

              "Collateral Agents" means ING Bank N.V. and ING (U.S.) Capital Corporation acting as Collateral Agents appointed by the lenders under the Bank Facility.

              "Colombian GAAP" means generally accepted accounting principles in Colombia consistently applied, that are in effect on the Issue Date.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

              "Common Stock" means the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, in each case par value 1,000 Pesos per share, of the Company.

              "Company" means the Person named as the "Company" in the heading of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

              "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

              "Concession" means the 10-year renewable cellular telecommunications concession granted by the Colombian Ministry of Communications to the Company pursuant to the Concession Agreement.

              "Concession Agreement" means the contract dated March 28, 1994 between the Company and the Colombian Ministry of Communications pursuant to which the Concession was granted to the Company.

              "Concession Proceeds" means any proceeds, payment or distribution of any kind (whether in cash, property or securities) in respect of the Concession or the Concession Agreement, as specified by the applicable governmental authority supervising the proceedings pursuant to which such Concession Proceeds are distributed, or if such governmental authority does not so specify, the amount reasonably determined to be the Concession Proceeds by an internationally recognized investment bank expert in the cellular telecommunications business approved by the Collateral Agents and reasonably acceptable to the Company.

              "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with Colombian GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of such combination, (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary to another Restricted Subsidiary or to the Company is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders and (f) any non-cash items of the Company and any Restricted Subsidiary (including monetary corrections) increasing Consolidated Adjusted Net Income for such period (other than items that will result in the receipt of cash payments).

              "Consolidated Cash Flow" of the Company means, for any period, the sum of Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Adjusted Net Income, in each case for such period.

              "Consolidated Income Tax Expense" means, for any period, the provision for Colombian national, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with Colombian GAAP.

              "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) amortization of debt issuance costs, plus
(b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries during such period, plus (c) cash and non-cash dividends (other than in the form of Qualified Capital Stock of the Company) paid on Redeemable Capital Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and any Wholly Owned Restricted Subsidiary), in each case as determined on a consolidated basis in accordance with Colombian GAAP; provided that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and
(A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest shall be computed by applying, at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

              "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company less the amount of such stockholders' equity attributable to Redeemable Capital

Stock or treasury stock of the Company and any Restricted Subsidiary, as determined on a consolidated basis in accordance with Colombian GAAP.

              "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and any Restricted Subsidiary (including monetary corrections) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with Colombian GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

              "Corporate Trust Office" means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, N.Y. 10286, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

              "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed to protect against or manage exposure to fluctuations in currency exchange rates.

              "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

              "Defaulted Interest" has the meaning provided in Section 309.

              "Depositary" means, with respect to Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as depositary by the Company, which must be a clearing agency registered under the Exchange Act.

              "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

              "Event of Default" has the meaning provided in Section 501.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

              "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

              "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to transfer restrictions) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

              "Fair Market Value" means, with respect to any asset or property, a price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

              "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

              "Global Security" has the meaning provided in Section 201.

              "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

              "Holder" means a Person in whose name a Security is registered in the Security Register.

              "Indebtedness" means, with respect to any Person on any date of determination, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to trade letters of credit securing obligations entered into in the ordinary course of business of such Person for the import of equipment used in the business of such Person or inventory for sale to customers to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person and
(h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

              "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

              "Initial Purchasers" has the meaning provided in the recitals to this Indenture.

              "Initial Securities" has the meaning provided in the recitals to this Indenture.

              "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

              "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

              "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

              "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with Colombian GAAP. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. Notwithstanding the foregoing, "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

              "Issue Date" means June 7, 1996.

              "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

              "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of, or is otherwise required by the terms of, such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with Colombian GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

              "Non-U.S. Person" means a Person that is not a "U.S. person" as defined in Regulation S.

              "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

              "Offshore Global Security" has the meaning provided in Section
201.

              "Offshore Physical Security" has the meaning provided in Section 201.

              "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (which counsel may be an employee of the Company) or outside counsel for the Company, who, in each case shall be acceptable to the Trustee.

              "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

              (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

              (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

              (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

              (iv) Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 316, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

              "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

              "Permitted Holders" means Cable and Wireless, plc, ERT Celular S.A., Caribe Celular S.A., Ancel S.A. and Eccel S.A. and their respective successors.

              "Permitted Indebtedness" means any of the following:

              (a) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed US$80,000,000;

              (b) Indebtedness of the Company pursuant to the Securities;

              (c) Indebtedness of the Company outstanding on the Issue Date and listed on Schedule I hereto;

              (d) Indebtedness of the Company owing to any Wholly Owned Restricted Subsidiary; provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is unsecured and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Securities; provided further that any
         (i) disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Wholly Owned Restricted Subsidiary) or (ii) event which causes such Restricted Subsidiary to cease to be a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

              (e) obligations of the Company entered into in the ordinary course of business (i) pursuant to bona fide Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness, and (ii) pursuant to bona fide Currency Agreements entered into by the Company or any of its Restricted Subsidiaries and designed to protect such Person against fluctuation in currency values in respect of its (x) assets or (y) obligations;

              (f) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of Indebtedness incurred pursuant to clause (c) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed (1) the principal amount (or, if such Indebtedness being refinanced was incurred with original issue discount, the aggregate accreted value as of the date of determination) so refinanced, plus (2) the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, plus (3) the amount of any fees and expenses incurred to accomplish such refinancing, (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Securities at least to the same extent as the Indebtedness being refinanced and (iii) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being refinanced and a final Stated Maturity later than the final Stated Maturity of the Indebtedness being refinanced; and

              (g) Indebtedness of the Company in an aggregate principal amount not in excess of US$35,000,000 at any one time outstanding, of which an amount not in excess of US$25,000,000 at any one time outstanding may be Secured Indebtedness.

For the purposes of the foregoing definition, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness in the definition of "Permitted Indebtedness," the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such categories and (ii) an item of Indebtedness may be divided and classified into more than one of the types of Indebtedness referred to above.

              "Permitted Investments" means any of the following:

              (a) Investments in Cash Equivalents;

              (b) Investments in the Company or any Wholly Owned Restricted Subsidiary;

              (c) intercompany Indebtedness to the extent permitted under clause
         (d) of the definition of "Permitted Indebtedness" and clause (a) of the definition of "Permitted Subsidiary Indebtedness";

              (d) Investments by the Company or any Restricted Subsidiary in another Person if as a result of such Investment (i) such other Person becomes a Wholly Owned Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

              (e) loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed US$1,000,000 at any one time outstanding;

              (f) Investments in Unrestricted Subsidiaries or in any other Person that is not a Restricted Subsidiary in an amount not to exceed US$15,000,000 in aggregate, which Unrestricted Subsidiaries or Persons are in the business of the Company or its Restricted Subsidiaries existing on the Issue Date or in any Telecommunications Business;

              (g) receivables owing to the Company or any Restricted Subsidiary, including receivables arising from the sale of handsets to customers and distributors, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; or

              (h) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business.

              "Permitted Liens" means the following types of Liens:

              (a) Liens (other than Liens securing Indebtedness under the Bank Credit Agreement) existing as of the Issue Date;

              (b) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness under the Bank Credit Agreement in a principal amount not to exceed the principal amount of the outstanding Indebtedness permitted by clause (a) of the definition of "Permitted Indebtedness";

              (c) Liens on property or assets of the Company or any Restricted Subsidiary securing Secured Indebtedness in a principal amount not to exceed the principal amount of Secured Indebtedness permitted by clause
         (g) of the definition of "Permitted Indebtedness";

              (d) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly Owned Restricted Subsidiary;

              (e) Liens on any property or assets of the Company or any Restricted Subsidiary securing the Securities;

              (f) any interest or title of a lessor under any Capitalized Lease Obligation or Sale and Leaseback Transaction so long as the Attributable Value secured by such Lien does not exceed US$2,000,000;

              (g) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen and repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

              (h) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

              (i) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

              (j) survey exceptions, title defects, easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

              (k) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

              (l) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

              (m) Liens securing obligations of the Company under Interest Rate Agreements or Currency Agreements or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

              (n) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries or by the Person acquiring such assets;

              (o) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

              (p) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or improvements or additions to, property of the Company or any Restricted Subsidiary (other than Liens under any Capitalized Lease Obligation or Sale and Leaseback Transaction described in clause (f) above); provided, however, that (i) the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred and (ii) the Lien securing such Indebtedness shall be created within 120 days of such construction, purchase, lease, improvement or addition; and

              (q) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (p); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

              "Permitted Subsidiary Indebtedness" means any of the following:

              (a) Indebtedness of a Restricted Subsidiary owing to the Company or to a Wholly Owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (a);

              (b) Indebtedness incurred by a Person prior to the time (i) such Person became a Restricted Subsidiary of the Company, (ii) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (iii) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), which Indebtedness was not incurred in anticipation of such transaction and was outstanding prior to such transaction; and

              (c) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by a Restricted Subsidiary of any Indebtedness of such Restricted Subsidiary incurred pursuant to clause (b) of this definition, including any successive refinancings by such Restricted Subsidiary, so long as any such new Indebtedness shall be in a principal amount that does not exceed (1) the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus (2) the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing, plus (3) the amount of any fees and expenses incurred to accomplish such refinancing.

For purposes of the foregoing definition, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness in the definition of "Permitted Subsidiary Indebtedness," the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such categories and
(ii) an item of Indebtedness may be divided and classified into more than one of the types of Indebtedness referred to above.

              "Permitted Telecommunications Business" means any nonwireline telecommunications business, including cellular, satellite, data transmission and personal communications businesses.

              "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Physical Security" has the meaning provided in Section 201.

              "Pledge Effective Date" means the date on which the restriction on the right of the Banks to exercise their remedies under the Pledge of the Concession Agreement expires as evidenced by a notice thereof in writing from the Collateral Agents to the Trustee.

              "Pledge of the Concession Agreement" means the Prenda Abierta Sin Tenencia Sobre la Concesion, a pledge agreement entered into between the Company and the Collateral Agents with respect to the pledge of the Concession.

              "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

              "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

              "Public Equity Offering" means a bona fide offer and sale of Common Stock of the Company or American Depositary Receipts representing such Common Stock pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company); provided that at least 50%, or if less, US$35,000,000, of the shares or American Depositary Receipts issued and sold in such offering are listed or quoted on the Nasdaq Stock Market or a stock exchange in the United States.

              "Purchase Agreement" has the meaning provided in the recitals to this Indenture.

              "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

              "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

              "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

              "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

              "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

              "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers named therein, dated as of June 7, 1996, relating to the Securities.

              "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

              "Regular Record Date" for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

              "Regulation S" means Regulation S under the Securities Act.

              "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee employed within the corporate trust department, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

              "Rule 144A" means Rule 144A under the Securities Act.

              "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

              "S&P" means Standard and Poor's Ratings Services, a division of McGraw-Hill, Inc., and its successors.

              "Secured Indebtedness" means Indebtedness of the Company secured by property or assets of the Company or any Restricted Subsidiary.

              "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Separation Date" has the meaning provided in the recitals to this Indenture.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

         "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Securities.

         "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

         "Telecommunications Business" means any wireline or nonwireline telecommunications business, including cellular, satellite, data transmission and personal communications businesses.

         "Trust Indenture Act" or "TIA" (except as provided in Section 905) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture is executed and, to the extent required by law, as amended.

         "Trustee" means the Person named as the "Trustee" in the heading of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Units" has the meaning provided in the recitals to this Indenture.

         "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The

Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(iii) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (iv) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur US$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1010.

         "U.S. GAAP" means generally accepted accounting principles in the United States consistently applied, as may be in effect from time to time.

         "U.S. Global Security" has the meaning provided in Section 201.

         "U.S. Person" has the meaning provided in Regulation S.

         "U.S. Physical Security" has the meaning provided in Section 201.

         "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Warrant Agreement" has the meaning provided in the recitals to this Indenture.

         "Warrants" has the meaning provided in the recitals to this Indenture.

         "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock of such Subsidiary (other than a de minimis number of director's qualifying shares or de minimis Investments by non-U.S. nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

         SECTION 102. Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 103. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 104. Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section .

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

         (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 120 days after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         SECTION 105. Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

         (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the heading of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 106. Notice to Holders; Waiver.

         Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

         SECTION 107. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 108. Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 109. Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 110. Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 111. Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. Upon the issuance of the Exchange Securities or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions; and, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

         SECTION 112. Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

         SECTION 113. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

         By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (the "Process Agent") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Securities, the Purchase Agreement, the Registration Rights Agreement and the Warrant Agreement and, if issued, the Exchange Securities and the Warrant Shares that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York or brought under federal or state securities laws, and acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to the Company in accordance with Section 105 of this Indenture shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Securities or Exchange Securities shall be outstanding; provided that the Company may (and, to the extent the Process Agent ceases to be able to be served on the basis contemplated herein, shall), by written notice to the Trustee in accordance with
Section 105 of this Indenture, designate such additional or alternative agent for service of process under this Section 113 that (i) maintains an office located in The City of New York, Borough of Manhattan, State of New York, and
(ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in The City of New York, Borough of Manhattan, State of New York. Notwithstanding the foregoing, any suit, action or proceeding based upon this Agreement may be instituted by the Trustee or any Holder of any Security in any competent court in the Republic of Colombia.

         To the extent that the Company has or hereafter may acquire any sovereign immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such sovereign immunity in respect of its obligations under the above-referenced documents.

         SECTION 114. Judgment Currency.

         The Company agrees to indemnify the Trustee and each Holder of the Securities against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.


                                   ARTICLE TWO

                                 SECURITY FORMS

         SECTION 201. Forms Generally.

         The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, notations, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate (and as are not prohibited by the terms of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.

         Initial Securities offered and sold in reliance on Rule 144A shall be issued in the form of a single permanent global Security in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Initial Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a single global Security, initially in temporary form and after the Private Placement Legend is no longer required pursuant to Section 202, in permanent global form, in each case in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Offshore Global Security may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

         Initial Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). Securities issued pursuant to Section 306 in exchange for interests in the U.S. Global Security or the Offshore Global Security shall be in the form of U.S. Physical Securities or in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Securities"), respectively.

         The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities." The U.S. Global Security and the Offshore Global Security are sometimes collectively referred to as the "Global Securities."

         SECTION 202. Restrictive Legends.

         Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Security and each U.S. Physical Security shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Securities and the Offshore Global Security shall bear the legend set forth below on the face thereof until at least 41 days after the Issue Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, OR ANY AFFILIATE OF THE COMPANY, WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER"

         AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

         Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC OR NOMINEES OF DTC OR TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

         Prior to the Separation Date, each Security shall bear the following legend on the face of thereof:

         THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF US$1,000 PRINCIPAL AMOUNT OF 14% SENIOR DISCOUNT NOTES DUE 2004 (THE "SECURITIES") OF OCCIDENTE Y CARIBE CELULAR S.A. (THE "ISSUER") AND FOUR WARRANTS (EACH, A "WARRANT") ENTITLING THE HOLDER THEREOF TO PURCHASE 5.709 SHARES OF CLASS B COMMON STOCK, PAR VALUE 1,000 PESOS PER SHARE, OF THE ISSUER. PRIOR TO THE CLOSE OF BUSINESS ON THE EARLIER OF (1) SEPTEMBER 5, 1996, (2) A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATED HERETO (THE "INDENTURE")), AND (3) THE DATE ON WHICH THE EXCHANGE OFFER REGISTRATION STATEMENT (AS DEFINED IN THE INDENTURE) IS DECLARED EFFECTIVE, THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.


                                  ARTICLE THREE

                                 THE SECURITIES

         SECTION 301. Title and Terms.

         The aggregate principal amount at final maturity of Securities which may be authenticated and delivered under this Indenture is limited to $190,745,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 308, 906, 1015, 1016 or 1108.

         The Initial Securities shall be known and designated as the "14% Senior Discount Notes due 2004" and the Exchange Securities shall be known as the "14% Series B Senior Discount Notes due 2004," in each case of the Company. Their Stated Maturity shall be March 15, 2004 and, except as may be otherwise provided for in the Securities, they shall bear interest at the rate of 14% per annum from March 15, 2001, or from the most recent

Interest Payment Date to which interest has been paid or duly provided for, payable on September 15, 2001 and semiannually thereafter on March 15 and September 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         The Securities shall be redeemable as provided in Article Eleven.

         The Securities shall be subject to the provisions of Article Fourteen relating to the payment of proceeds of the Concession to the Banks in certain circumstances.

         SECTION 302. Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         SECTION 303. Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. In addition, any Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of such Security or of the execution of this Indenture any such Person was not such officer.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount at maturity; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such Request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in the name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such name.

         SECTION 304. Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder (except as provided in Section 305). Upon surrender for cancellation of any one or more temporary Securities, the

Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at maturity of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 305. Registration, Registration of Transfer and Exchange.

         The Company shall keep or cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount at maturity.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         SECTION 306. Book-Entry Provisions for Global Securities. (a) The U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

         (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 307. In addition, U.S. Physical Securities or Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security, as the case may be, or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and Holders of more than 25% in aggregate principal amount of the Securities at the time outstanding represented by the Global Securities advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Securities is no longer required.

         (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

         (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in the U.S. Global Security to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

         (e) In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to paragraph (b) of this Section , the U.S. Global Security or Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount at maturity of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

         (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) or paragraph (e) of Section 307, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 202.

         (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (h) Beneficial owners of interests in a Global Security may receive Physical Securities (which shall bear the Private Placement Legend if required by Section 202) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount at maturity of the relevant Global Security equal to the principal amount at maturity of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount at maturity.

         SECTION 307. Special Transfer Provisions. Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if
          (x) the requested transfer is at least three years after the original issue date of the Initial Securities or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i), and
          (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

                  (i) If the Security to be transferred consists of (x) U.S. Physical Securities, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Security Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (c) Transfers of Interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons:

                  (i) prior to the removal of the Private Placement Legend from the Offshore Global Security or Offshore Physical Securities pursuant to Section 202, the Security Registrar shall refuse to register such transfer; and

                  (ii) after such removal, the Security Registrar shall register the transfer of any such Security without requiring any additional certification.

         (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

                  (i) The Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

                  (ii) (x) If the proposed transferee is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Security Registrar of (1) the documents required by paragraph (i) and
          (2) instructions in accordance with the Depositary's and the Security Registrar's procedures, the

         Security Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Security to be transferred, and
         (y) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Offshore Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Security or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

         (e) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 202 or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of, or beneficial owner of an interest in, such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities to an Institutional Accredited Investor, each such Holder or beneficial owner agrees by its acceptance of the Securities to furnish the Security Registrar or the Company such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

         SECTION 308. Mutilated, Destroyed, Lost and Stolen Securities.

         If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay or authorize the payment of such Security.

         Upon the issuance of any new Security under this Section , the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         All Securities shall be held and owned upon the express condition that the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereinafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 309. Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears in the Security Register at the close of business on the Regular

Record Date for such interest payment or (ii) transfer to an account located in the United States maintained by the payee the details of which account are notified to the Security Registrar prior to the close of business on the Record Date for such interest payment.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause
(1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
     Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section , each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 310. Persons Deemed Owners.

         Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 311. Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section , except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

         SECTION 312. Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 313. Wire Transfers.

         Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee on or before 10:00 a.m. (New York City time) the date such moneys are to be paid to the Holders of the Securities in accordance with the terms hereof.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 401. Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights and obligations of the Trustee expressly provided for in this Indenture and the surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Trustee, at the direction and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

         (1) either

                  (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 and
         (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (b) all such Securities not theretofore delivered to the Trustee for cancellation

                           (i) have become due and payable, or

                           (ii) will become due and payable at their Stated
                  Maturity within one year, or

                           (iii) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section , the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

         SECTION 402. Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company upon a Company Order.


                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 501. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

         (2) default in the payment of the principal of or premium, if any, on any Security at its Maturity (upon acceleration, optional redemption, required purchase or otherwise); or

         (3) default in the performance, or breach, of the provisions of Article Eight of this Indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1015 or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 1016; or

         (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (1), (2) or (3) above), and continuance of such default or breach for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities; or

         (5) (A) there shall have occurred one or more defaults by the Company or any Subsidiary in the payment of the principal of or premium, if any, on Indebtedness of the Company or any Subsidiary aggregating US$3,000,000 or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Subsidiary aggregating US$3,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment prior to the stated maturity thereof); or

         (6) any holder of any Indebtedness in excess of US$3,000,000 in the aggregate of the Company or any Subsidiary shall commence judicial proceedings, or take other action to foreclose on any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Subsidiary or in accordance with applicable law subsequent to a default in the performance, or breach, of any covenant or warranty of the Company contained in any agreement or instrument evidencing any such Indebtedness; or

         (7) one or more final judgments or orders rendered against the Company or any Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of US$3,000,000 and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

         (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state or Colombian or other foreign law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (9) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state or Colombian or other foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

         (10) the Company does not continue to be the holder of the Concession (provided that the pledge of the Concession as security under the Bank Facility shall not be deemed to be a transfer of the Concession) or the Concession to provide cellular service is not in full force and effect.

         SECTION 502. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities Outstanding may declare the principal of all the Securities to be due and payable immediately in an amount equal to (i) the Accreted Value of the Securities as of the date on which the Securities first become due and payable, if such date occurs prior to March 15, 2001, or (ii) the Accreted Value of the Securities as of the date on which the Securities first become due and payable plus accrued and unpaid interest, if any, to such date, if such date occurs on or after March 15, 2001, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 501(8) or (9) occurs and is continuing, then the principal of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder in an amount equal to (i) the Accreted Value of the Securities as of the date on which the Securities first become due and payable, if such date occurs prior to March 15, 2001, or (ii) the Accreted Value of the Securities as of the date on which the Securities first become due and payable plus accrued and unpaid interest, if any, to such date, if such date occurs on or after March 15, 2001.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                  (A) all overdue interest on all Outstanding Securities,

                  (B) all unpaid principal of and premium, if any, on any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (2) all Events of Default, other than the non-payment of amounts of principal of or premium, if any, on or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

         (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 504. Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 505. Trustee May Enforce Claims Without Possession of
Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 506. Application of Money Collected.

         Subject to Article Fourteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 606;

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

         THIRD: The balance, if any, to the Company, its successors or assigns, or to any other Person or Persons lawfully entitled thereto.

         SECTION 507. Limitation on Suits.

         No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Security of the principal of (and premium, if any) and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         SECTION 509. Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 510. Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 511. Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 512. Control by Holders.

         Subject to the provisions of Section 602(5), the Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture,

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

         SECTION 513. Waiver of Past Defaults.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past Default hereunder and its consequences, except a Default

         (1) in respect of the payment of the principal of (or premium, if any) or interest on any Security, or

         (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 514. Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE

         SECTION 601. Notice of Defaults.

         Within 30 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

         SECTION 602. Certain Rights of Trustee.

         Subject to the provisions of TIA Sections 315(a) through 315(d):

         (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof is herein specifically prescribed) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (6) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company will be true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         SECTION 604. May Hold Securities.

         The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         SECTION 605. Money Held in Trust.

         Subject to the provisions of Section 506, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company upon a Company Order.

         SECTION 606. Compensation and Reimbursement.

         The Company agrees:

         (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of investigating or defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar Colombian or other foreign law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests.

         There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and 310(a)(5) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section , the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section , it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 608. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

         (d) If at any time:

         (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 609. Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified under the TIA and eligible under this Article.

         SECTION 610. Merger, Conversion, Consolidation or Succession to
Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

         SECTION 701. Disclosure of Names and Addresses of Holders.

         Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

         SECTION 702. Reports by Trustee.

         Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis as an entirety to any other Person or Persons, unless:

         (1) either (A) the Company shall be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis as an entirety (the "Surviving Entity") (i) shall be a corporation duly organized and validly existing under the laws of the Republic of Colombia and (ii) shall expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (3) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

         (4) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the most recent full fiscal quarter for which financial statements are available prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 1010.

         (5) the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate (attaching the authentic computations to demonstrate compliance with clauses (3) and (4) above) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

         SECTION 802. Successor Substituted.

         Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and, in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a transfer by lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

         SECTION 803. Securities to Be Secured in Certain Events.

         If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any sale, assignment, conveyance, lease, transfer or disposition of all or substantially all of the properties and assets of the Company substantially as an entirety to any other Person or Persons, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1014 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Securities Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Securities) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Securities to be so secured.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         SECTION 901. Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company or any other obligor on the Securities and the assumption by any such successor of the covenants of the Company or such obligor contained herein and in the Securities in accordance with Article Eight; or

         (2) to add to the covenants of the Company or any other obligor on the Securities for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any other obligor on the Securities; or

         (3) to add any additional Events of Default; or

         (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

         (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions or changes with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

         (6) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

         (7) to add a guarantor of the Securities; or

         (8) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Securities as additional security for the payment and performance of the Company's and any guarantor's obligations under this Indenture in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to Section 803 or 1014 or otherwise.

         SECTION 902. Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or reduce the amount of the principal of the Securities that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

         (2) amend, change or modify in any material respect the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any

     Asset Sale in accordance with Section 1016 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1015, including, in each case, amending, changing or modifying in any material respect any definition relating thereto, or

         (3) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

         (4) modify any of the provisions of this Section or Sections 513 and 1021, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

         (5) except as otherwise provided by Article Eight, consent to the assignment or transfer by the Company of any of its obligations under this Indenture.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 903. Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 904. Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 905. Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 906. Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 907. Notice of Supplemental Indentures.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. Failure to provide such notice shall not affect the validity of such amendment.

         SECTION 908. Effect on Bank Indebtedness.

         Prior to the Pledge Effective Date, no supplemental indenture shall materially and adversely affect the rights of the Banks under Article Fourteen without the consent of the Collateral Agents.

                                   ARTICLE TEN

                                    COVENANTS

         SECTION 1001. Payment of Principal, Premium, if any, and Interest.

         The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

         SECTION 1002. Maintenance of Office or Agency.

         The Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 1003. Money for Security Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before 10:00 a.m. on each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section , that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         Notwithstanding anything in this Section 1003 to the contrary, the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 1004. Corporate Existence.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of

Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 1005. Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 1006. Maintenance of Properties.

         The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

         SECTION 1007. Insurance.

         The Company will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

         SECTION 1008. Statement by Officers as to Default.

         (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this

Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $3,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

         SECTION 1009. Provision of Reports and Financial Statements.

         (a) The Company shall file with the Trustee and provide the Holders of Securities, within 15 days after it files them with the Commission, copies of its annual and quarterly reports and other information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (b) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall file with or furnish to the Commission and provide to the Trustee and to the Holders of Securities and potential purchasers of Securities upon written request to the Trustee by any Holder of Securities, potential purchaser of Securities or Initial Purchaser:
(i) within 140 days after the end of each fiscal year, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form); (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in any successor form); and
(iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form). Prior to the filing of the Exchange Offer Registration Statement with the Commission and in the event that the Company never becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company shall provide to the Trustee and to the Holders of Securities and potential purchasers of Securities upon written request to the Trustee by any Holder of Securities, potential purchaser of Securities or Initial Purchaser, all of the information that would have been required to have been provided to the Commission pursuant to clauses (i), (ii) and (iii) above at such time as the Company would have been required to provide such information to the Commission pursuant to such clauses (i), (ii) and (iii) above. Financial statements of the Company contained in any such report shall be prepared in accordance with generally accepted accounting principles in Colombia and each such report referred to in clauses (i) and (ii) above shall contain a reconciliation to U.S. GAAP consistently applied and shall be prepared in accordance with the applicable rules and regulations of the Commission.

         SECTION 1010. Limitation on Indebtedness.

         (a) The Company shall not create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless at the time of such incurrence the ratio of (x) the aggregate consolidated principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the incurrence of such Indebtedness and any other Indebtedness incurred since such balance sheet date and the receipt and application of the proceeds thereof and the repayment of any other Indebtedness repaid since such balance sheet date, to (y) Annualized Pro Forma Consolidated Cash Flow would be less than or equal to (i) 7.5 to 1 from the Issue Date until June 7, 1998 and
(ii) 6.5 to 1 thereafter.

         (b) The Company shall not permit any Restricted Subsidiary to incur any Indebtedness (including any Acquired Indebtedness), other than Permitted Subsidiary Indebtedness.

         SECTION 1011. Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

         (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

         (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Capital Stock of any Restricted Subsidiary (other than Capital Stock of any Wholly Owned Restricted Subsidiary or Capital Stock of the Company held by any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

         (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment or maturity, any Subordinated Indebtedness; or

         (iv) make any Investment (other than any Permitted Investment) in any Person

(such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Section 1010 and (3) the aggregate amount of all Restricted Payments declared or made after the Issue Date shall not exceed the sum of:

                  (A) the remainder of (x) cumulative Consolidated Cash Flow of the Company during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Company beginning after the Issue Date and ending on the last day of the last full fiscal quarter immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements of the Company are available minus (y) the product of 1.75 times cumulative Consolidated Interest Expense of the Company during such period, plus

                  (B) the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities and property received after the Issue Date by the Company as capital contributions or from the issuance or sale (other than to any Restricted Subsidiary) of shares of Qualified Capital Stock of the Company or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, plus

                  (C) the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities and property received after the Issue Date by the Company from the issuance or sale (other than to any Restricted Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate Net Cash Proceeds and the Fair Market Value of property received by the Company at the time of such conversion or exchange, plus

                  (D) to the extent not otherwise included in the Consolidated Cash Flow of the Company, an amount equal to the sum of (i) the net reduction in Investments in any Person (other than the Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the Issue Date from such Person, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of (i) or (ii) above the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus

                  (E) US$2,500,000.

                  (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii), (iii), (iv) and (v) below) no Default or Event of Default shall have occurred and be continuing:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above (such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above), provided, however, that such dividend (but not the declaration thereof) shall be included in the calculation of the amount of Restricted Payments;

                  (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company, provided, however, that (A) such purchase, redemption or other acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and (B) the aggregate net cash proceeds (to the extent used for such purchase, redemption, acquisition or retirement) and the Fair Market Value of such Capital Stock received by the Company from such issuance and sale shall be excluded from the calculation of amounts available for Restricted Payments under clause (3) of paragraph
         (a) above;

                  (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company, provided, however, that (A) such purchase, redemption, defeasance or other acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and (B) the aggregate net cash proceeds (to the extent used for such purchase, redemption, defeasance, acquisition or retirement) and the Fair Market Value of such Subordinated Indebtedness received by the Company from such issuance and sale shall be excluded from the calculation of amounts available for Restricted Payments under clause (3) of paragraph (a) above;

                  (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed (1) the principal amount (or, if such Subordinated Indebtedness being refinanced was incurred with original issue discount, the aggregate accreted value as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus (2) the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus (3) the amount of any fees and expenses incurred to accomplish such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Securities to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being refinanced and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Indebtedness being refinanced, provided, however, that such purchase, redemption, defeasance or other acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

                  (v) the repurchase of Warrants in accordance with the terms of the Warrant Agreement, provided, however, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments.

                  (c) In computing Consolidated Cash Flow and Consolidated Interest Expense of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and
(2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Cash Flow and Consolidated Interest Expense of the Company for any period.

                  SECTION 1012. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

                  The Company (a) shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) shall not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company and all Restricted Subsidiaries in compliance with the other provisions of this Indenture and (ii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

                  SECTION 1013.  Limitation on Transactions with Affiliates.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Wholly Owned Restricted Subsidiary) unless such transaction is entered into in good faith and (i) such transaction or series of transactions is fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with a third party that is not an Affiliate, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than US$5,000,000, the Company shall deliver an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause
(i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company or, in the event no members of the Board of Directors of the Company are Disinterested Directors with respect to such transaction or series of transactions, the Company shall obtain a written opinion from an internationally recognized United States, United Kingdom or European investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view and
(iii) with respect to any transaction or series of related transactions involving aggregate consideration in excess of US$10,000,000, the Board of Directors shall approve the fairness of such transaction after the Company has obtained a written opinion from an internationally recognized United States, United Kingdom or European investment banking firm to the effect set forth in the preceding clause (ii); provided, however, that no opinion from an investment banking firm will be required with respect to interconnection agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business and provided further that this covenant shall not restrict (1) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (2) the performance of the Company's obligations under agreements existing on the Issue Date and listed on Schedule II hereto; provided that any amendments or modifications to the terms of such agreements shall be no less favorable to the Company than the terms existing on the Issue Date, (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, provided that, in the aggregate, the shares underlying such options or similar rights issued on or after the Issue Date (exclusive of any shares underlying such options or similar rights required to be issued by law) shall not exceed 5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination, (4) loans or advances to employees in the ordinary course of business in an aggregate amount not to exceed US$1,000,000 at any one time outstanding and (5) any Restricted Payment permitted to be paid pursuant to Section 1011.

                  SECTION 1014.  Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Securities are equally and ratably secured with the obligation or liability secured by such Lien.

                  SECTION 1015. Purchase of Securities upon a Change of Control.

                  (a) If a Change of Control shall occur at any time, then each Holder of Securities shall have the right to require that the Company purchase such Holder's Securities, in whole or in part in integral multiples of US$1,000 principal amount at final maturity, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the Accreted Value thereof plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in paragraphs (b) and (c) of this Section (the "Change of Control Offer").

                  (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Securities in the manner provided in Section 106, stating:

                  (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

                  (2) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control);

                  (3) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

                  (4) that all Securities validly tendered will be accepted for payment and that any Security not tendered shall continue to accrue interest or accrete in value, as the case may be;

                  (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest or accrete in value after the Change of Control Purchase Date;

                  (6) the instructions that a Holder of Securities must follow to accept a Change of Control Offer or to withdraw such acceptance in accordance with paragraph (c) of this Section; and

                  (7) if applicable, that the prohibition under Colombian law described in paragraph (f) below is in effect and that the Company is making the deposit with the Trustee required by such paragraph (f) and stating the date on which the purchase will be completed.

                  (c) Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date (or such later date as provided in paragraph (f) below). Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date (or such later date as provided in paragraph (f) below), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (d) The Company shall comply with any applicable securities laws and regulations in connection with a Change of Control Offer.

                  (e) The Company shall not enter into any agreement (other than the Bank Credit Agreement or agreements governing Indebtedness as in effect on the Issue Date) that would prohibit the Company from making a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

                  (f) If any redemption or prepayment of the Securities pursuant to a Change of Control Offer on or prior to the first anniversary of the Issue Date is prohibited by Colombian law, and if the Company is required to make a Change of Control Offer with a Change of Control Purchase Date (determined pursuant to clause (b)(3) above) on or prior to the first anniversary of the Issue Date, the Company shall be required to deposit with the Trustee cash in United States dollars and/or United States Government Obligations in an amount sufficient (without taking into account the payment of interest thereon) to acquire all of the Outstanding Securities on the first Business Day after the first anniversary of the Issue Date. Such funds deposited with the Trustee (together with any additional funds provided by the Company, if necessary) shall be used by the Trustee to purchase the Securities on the first Business Day after the first anniversary of the Issue Date. If the Company shall have (i) delivered an Opinion of Counsel to the Trustee confirming such prohibition under Colombian law and (ii) made such deposit with the Trustee prior to such Change of Control Purchase Date, the Company shall not be in default of its obligations to make a Change of Control Offer prior to the first Business Day after the first anniversary of the Issue Date. If the notice sent pursuant to paragraph
(b) above is sent more than 60 days prior to the date of purchase provided in this paragraph, the Company shall send an additional notice providing the information required by paragraph (b) not less than 30 nor more than 60 days prior to the date of purchase provided in this paragraph.

                  (g) If any redemption of the Securities within three years of the Issue Date resulting in more than 40% of the aggregate principal amount at maturity of the Securities being redeemed would impose certain deposit requirements on the Company under Colombian law, the Company shall make such deposit prior to consummating any Change of Control Offer.

                  SECTION 1016.  Limitation on Sale of Assets.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the Fair Market Value of the assets subject to such Asset Sale (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 85% cash or Cash Equivalents and (iii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing or be anticipated to occur.

                  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after the later of such Asset Sale or the receipt of such Net Cash Proceeds, to
(i) permanently repay or prepay any then outstanding secured Indebtedness of the Company under the Bank Credit Agreement or other secured Indebtedness that is not subordinated to payment of the Securities or Indebtedness of any Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, that (x) existed on the Issue Date or (y) is a Permitted Telecommunications Business. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause
(ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds exceeds US$10,000,000, the Company shall, within 15 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Securities, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount of Securities that may be purchased with the Excess Proceeds (rounded down to the nearest multiple of US$1,000). The offer price as to each Security shall be payable in cash in an amount equal to 100% of the Accreted Value of such Security plus accrued interest, if any, to the date such Excess Proceeds Offer is consummated (the "Offered Price"). To the extent that the aggregate principal amount of Securities tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Securities validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Securities to be purchased shall be selected on a pro rata basis, with such adjustments as may be deemed appropriate by the Trustee, so that only Securities in denominations of U.S.$1,000, or integral multiples thereof, shall be purchased. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

                  (d) The Company shall, within the time period provided in paragraph (c) above, notify the Trustee of any Excess Proceeds Offer and shall give written notice of such Excess Proceeds Offer to each Holder of Securities in the manner provided in Section 106 stating:

                  (1) that the Holder has the right to require the Company to repurchase such Holder's Securities at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered;

                  (2) the date of purchase of Securities pursuant to the Excess Proceeds Offer (the "Asset Sale Purchase Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

                  (3) that any Security not tendered will continue to accrue interest or accrete in value, as the case may be;

                  (4) that, unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest or accrete in value after the Asset Sale Purchase Date;

                  (5) the instructions a Holder must follow to accept an Excess Proceeds Offer or to withdraw such acceptance in accordance with paragraph (e) of this Section;

                  (6) if applicable, that the prohibition under Colombian law described in paragraph (f) below is in effect and that the Company is making the deposit with the Trustee required by such paragraph (f) and stating the date on which the purchase will be completed; and

                  (7) if applicable, that redemption or repurchase of 40% or more of the aggregate principal amount at maturity of the Securities would impose certain deposit requirements on the Company under Colombian law and describing the proration procedures or deposits with the Trustee that the Company may elect, as the case may be, pursuant to paragraphs (f) and (g).

                  (e) Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the notice at least five Business Days prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Asset Sale Purchase Date (or such later date as provided in paragraph (f) or (g) below, as the case may be), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (f) If any redemption or prepayment of the Securities pursuant to an Excess Proceeds Offer on or prior to the first anniversary of the Issue Date is prohibited by Colombian law, and if the Company is required to make an Excess Proceeds Offer with an Asset Sale Purchase Date (determined pursuant to clause (d)(2) above) on or prior to the first anniversary of the Issue Date, the Company shall be required to deposit with the Trustee cash in United States dollars and/or United States Government Obligations in an amount sufficient (without taking into account the payment of interest thereon) to acquire all of the Securities tendered pursuant to such Excess Proceeds Offer on the first Business Day after the first anniversary of the Issue Date. Such funds deposited with the Trustee (together with any additional funds provided by the Company, if necessary) shall be used by the Trustee to purchase the Securities on the first Business Day after the first anniversary of the Issue Date. If the Company shall have (i) delivered an Opinion of Counsel to the Trustee confirming such prohibition under Colombian law and (ii) made such deposit with the Trustee prior to such Asset Sale Purchase Date, the Company shall not be in default of its obligations to make an Excess Proceeds Offer prior to the first Business Day after the first anniversary of the Issue Date. If the notice sent pursuant to paragraph (d) above is sent more than 60 days prior to the date of purchase provided in this paragraph, the Company shall send an additional notice providing the information required by paragraph (d) not less than 30 nor more than 60 days prior to the date of purchase provided in this paragraph.

                  (g) If any redemption of the Securities within three years of the Issue Date resulting in more than 40% of the aggregate principal amount at maturity of the Securities being redeemed or repurchased would impose certain deposit requirements on the Company under Colombian law and the Securities tendered pursuant to an Excess Proceeds Offer with an Asset Sale Purchase Date (determined pursuant to clause (d)(2) above) on or prior to the third anniversary of the Issue Date exceed 40% of the aggregate principal amount at maturity of the Securities (or such lesser amount that, when added to the Securities previously redeemed or purchased, would exceed 40% of the aggregate principal amount at maturity of the Securities), the Company may (i) make the deposit required by the Central Bank and thereafter complete the purchase of the Securities pursuant to the Excess Proceeds Offer or (ii) purchase pro rata 40% of the aggregate principal amount at maturity of the Securities (or such lesser amount that would result, together with any prior redemption or purchase, in an aggregate of 40% of the aggregate principal amount at maturity of the Securities having been redeemed or purchased) and, in lieu of the purchase of the remainder of such tendered Securities, deposit with the Trustee cash in United States dollars and/or United States Government Obligations in an amount sufficient (without taking into account the payment of interest thereon) to purchase the remaining Securities on the first Business Day after the third anniversary of the Issue Date at the Offered Price (which shall be calculated with respect to the actual date of purchase provided in this paragraph (g)). Such funds deposited with the Trustee (together with any additional funds provided by the Company, if necessary) shall be used by the Trustee to redeem the Securities on the first Business Day after the third anniversary of the Issue Date. If the Company shall have (i) delivered an Opinion of Counsel to the Trustee confirming such deposit requirement under Colombian law and (ii) made such deposit with the Trustee prior to the applicable Asset Sale Purchase Date, the Company shall not be in default of its obligations to make an Excess Proceeds Offer prior to the first Business Day after the third anniversary of the Issue Date. The Company shall promptly notify the Holders of any election to make the deposit with the Trustee provided in this paragraph, providing information with respect to any proration and the date of, and procedures for, the purchase of any remaining Securities tendered pursuant to the Excess Proceeds Offer. If the notice sent pursuant to paragraph (d) above is sent more than 60 days prior to the date of purchase provided in this paragraph, the Company shall send an additional notice providing the information required by paragraph (d) not less than 30 nor more than 60 days prior to the date of purchase provided in this paragraph.

                  SECTION 1017.  Limitation on Sale and Leaseback Transactions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether owned at the date hereof or hereafter acquired), unless the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with
Section 1016 with respect thereto.

                  SECTION 1018.  Limitation on the Activities of the Company.

                  The Company and its Restricted Subsidiaries shall not engage in any business other than the business of the Company or its Restricted Subsidiaries existing on the Issue Date and any Permitted Telecommunications Business and the making of Investments permitted by Section 1011.

                  SECTION 1019. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary that, directly or indirectly, owns any Capital Stock of such Restricted Subsidiary,
(c) make loans or advances to the Company or any other Restricted Subsidiary that, directly or indirectly, owns any Capital Stock of such Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary that, directly or indirectly, owns any Capital Stock of such Restricted Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture that would not materially adversely affect the Company's ability to satisfy its obligations under the Securities and this Indenture), except, in each case, for such encumbrances or restrictions existing under or by reason of (i) the Securities and this Indenture, (ii) any agreement in effect on the Issue Date, (iii) applicable law, (iv) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject, (v) any agreement or other instrument of a Person, or pertaining to property or assets, acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (vi) any Lien permitted under
Section 1014, (vii) any encumbrance or restriction contained in contracts for sales of assets or Capital Stock of a person with respect to the assets or Capital Stock to be sold (or the assets owned by the Person whose Capital Stock is to be sold) pursuant to such contract that terminates upon the earlier of the termination of such agreement or the consummation of such sale and (viii) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i), (ii) and (v); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

                  SECTION 1020.  Payment of Additional Amounts.

                  (a) Any and all payments made by the Company under the Securities will be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by the Republic of Colombia or any political subdivision thereof excluding any taxes, levies, imposts, deductions, charges or withholdings and all liability with respect thereto (i) resulting from the Holder having some connection with the Republic of Colombia or any political subdivision thereof other than the mere holding of or enforcement of or receipt of any payment with respect to such Security, (ii) the payment of which may be avoided by the Holder complying with any certification, declaration or other reporting requirement concerning the nationality, residence, identity or connection with any taxing authority of such Holder as the beneficial owner of such Security, (iii) that would not have been imposed but for the presentation (where presentation is required) of such Security for payment more than 30 days after the date such payment became due and payable or was duly provided for, whichever occurs later, (iv) in the nature of estate, inheritance, gift, sale, transfer, personal property or similar taxes or (v) imposed on or with respect to any payment by the Company to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such tax, levy, impost, deduction, charge or withholding would not have been imposed on a beneficiary or settlor with respect to such fiduciary, member of such partnership or the beneficial owner of such payment had such beneficiary, settlor, member or beneficial owner been the Holder of such Security (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to collectively or individually as "Colombian Withholding Taxes"). If the Company is required by law to deduct any Colombian Withholding Taxes from or in respect of any sum payable under a Security, the sum payable thereunder shall be increased by the amount necessary so that after making all required deductions the Holder will receive an amount equal to the sum it would have received had no such deductions been made (such additional amounts to be paid by the Company in accordance with the foregoing being "Additional Amounts").

                  (b) At least 30 calendar days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate (i) stating the fact that such Additional Amounts will be payable and the amounts so payable; (ii) certifying the amount required to be withheld on such date; (iii) certifying that the Company shall withhold such amount on such date and shall pay such amount with any required penalty or interest to the appropriate governmental authorities; and (iv) setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. The Company agrees to indemnify each of the Trustee and Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any certificate furnished pursuant to this
Section 1020 or the failure of the Company to furnish any such certificate. Whenever in this Indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any Security or Securities, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 1020, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 1020 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

                  (c) The obligations of the Company under this Section 1020 shall survive the termination of this Indenture, the resignation or removal of the Trustee or any Paying Agent and the payment of all amounts under or with respect to the Securities.

                  SECTION 1021.  Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Section 1007 or Sections 1010 through 1014, inclusive, or Sections 1017 through 1019, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  SECTION 1101.  Mandatory and Optional Redemption.

                  (a) The Company shall redeem 50% of the original aggregate principal amount at maturity of the Securities on March 15, 2003 at 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date, on a pro rata basis from the Holders of the Securities at the close of business on March 1, 2003.

                  (b) The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time. In addition, at any time prior to March 15,

1999, the Company may redeem up to 33% of the original aggregate principal amount at maturity of the Securities within 45 days of one or more Public Equity Offerings with the net proceeds of such offering at a redemption price equal to 114% of the Accreted Value thereof, provided that no less than 67% of the original aggregate principal amount at maturity of the Notes remain outstanding. In each case, redemption shall be subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued interest, if any, to the Redemption Date.

                  (c) If, as a result of any change in, or amendment to, the laws (including any regulations promulgated thereunder) of the Republic of Colombia (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, the Company has become or would be obligated to pay, on any date on which any amount would be payable under or with respect to the Securities, any Additional Amounts in accordance with Section 1020 hereof, then the Company may, at its option, redeem the Securities, as a whole but not in part, at any time at a redemption price equal to 100% of the Accreted Value thereof, together with accrued and unpaid interest thereon, if any, to the redemption date.

                  SECTION 1102.  Applicability of Article.

                  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.  Notice to Trustee of Redemption.

                  (a) In the case of the mandatory redemption pursuant to paragraph (a) of Section 1101, the Company shall, at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pro rata pursuant to Section 1104.

                  (b) The election of the Company to redeem any Securities pursuant to paragraph (b) or (c) of Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 1104.

                  SECTION 1104. Selection by Trustee of Securities to Be
Redeemed.

                  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (or, in the case of a mandatory redemption pursuant to paragraph
(a) of Section 1101, on a pro rata basis with such adjustments as may be deemed appropriate by the Trustee to comply with the proviso below) and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than US$1,000.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 1105.  Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                  All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

                  (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

                  (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any.

                  Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1106.  Deposit of Redemption Price.

                  On or prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

                  SECTION 1107.  Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to accrete in value or bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest, or the Security shall accrete in value, as the case may be, from the Redemption Date at the rate borne by the Securities.

                  SECTION 1108.  Securities Redeemed in Part.

                  Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of like tenor and form, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                   [RESERVED]

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1301. Company's Option to Effect Defeasance or Covenant Defeasance.

                  The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

                  SECTION 1302.  Defeasance and Discharge.

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

                  SECTION 1303.  Covenant Defeasance.

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801(3) and Section 801(4) and Section 803 and in Sections 1007 through 1019, inclusive, and the operation of Sections 501(4) (to the extent it relates to Section 801(3), Section 801(4),
Section 803 and Sections 1007 through 1019, inclusive), 501(8) with respect to Subsidiaries only) and 501(9) (with respect to Subsidiaries only) with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Securities:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and (ii) any mandatory redemption or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such cash in United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities; and provided further that upon the effectiveness of this Section 1304, the cash in United States dollars or U.S. Government Obligations deposited shall not be subject to the rights of the Banks pursuant to the provisions of Article Fourteen. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) No (a) Default in the payment of principal of or premium, if any, or interest on any Security or a Default resulting from the occurrence of a Default specified in Section 501(8) or (9) (without regard to any passage of time specified therein) or (b) Event of Default with respect to the Securities (other than as a result of a breach of the provisions of Article Eight arising from a merger or consolidation occurring contemporaneously with such defeasance) shall have occurred and be continuing on the date of, or immediately after, such deposit or, insofar as paragraphs (8) and (9) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (3) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound.

                  (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since May 31, 1996, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

                  SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                  Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1306.  Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN

                               CONCESSION PRIORITY

                  SECTION 1401. Concession Proceeds to Be Turned Over to the Collateral Agents.

                  The Company agrees, and each Holder of any Security, by its acceptance of such Security, also agrees, that prior to the Pledge Effective Date the Concession Proceeds shall be paid directly to the Collateral Agents, net of reasonable costs and expenses incurred by the Trustee in connection with collecting the Concession Proceeds and exercising its rights and powers and performing under this Article Fourteen, by the person making such payment, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, to the extent and in the manner hereinafter set forth.

                  SECTION 1402.  Events of Turnover.

                  (a) In the event of the adoption of a plan of reorganization (acuerdo concordatario), any reorganization (concordato) or sale of assets in a liquidation of the Company or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, reorganization (concordato), receivership, liquidation, relief or other similar case or proceeding under any applicable Colombian bankruptcy or similar law which occurs on or before the Pledge Effective Date, any Concession Proceeds that otherwise would be payable or deliverable upon or with respect to the Securities in any such case or proceeding or otherwise shall be paid or delivered directly to the Collateral Agents for the payment or prepayment of the Bank Facility until the Bank Facility shall have been paid in full. The Company shall cause the Collateral Agents to notify the Trustee in writing as to the amount of Concession Proceeds that shall be paid to the Collateral Agents pursuant to this Section 1402 if any amount other than all Concession Proceeds shall be required to be paid to the Collateral Agents in order for the Bank Facility to have been paid in full.

                  (b) The Company shall cause the Collateral Agents to provide notice to the Trustee of the Pledge Effective Date.

                  SECTION 1403.  In Furtherance of Concession Priority.

                  (a) Each Holder of any Securities by its acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the payments of Concession Proceeds to the Collateral Agents as provided in this Article Fourteen and appoints the Trustee its attorney-in-fact for any and all such purposes.

                  (b) If any proceeding referred to in Section 1402 above is commenced by or against the Company, and the Trustee is not permitted, refuses or is unable to file claims or proofs of claims, the Collateral Agents is hereby irrevocably authorized and empowered (in its own name or in the name of the Holders of the Securities or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution of the Concession Proceeds referred to in Section 1402 and give acquittance therefor and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Collateral Agents under this Article Fourteen; and

                  (c) All Concession Proceeds received by the Trustee or any Holder of any Security contrary to the provisions of this Article shall be received in trust for the benefit of the Collateral Agents, shall be segregated on the books and records of the Trustee or shall be segregated from other funds and property of such Holder of a Security and shall be forthwith paid over to the Collateral Agents in the same form as so received (with any necessary indorsement) for the payment or prepayment of the Bank Facility until the Bank Facility shall have been paid in full. The Company shall cause the Collateral Agents to notify the Trustee in writing as to the amount of Concession Proceeds that shall be paid to the Collateral Agents pursuant to this Section 1403 if any amount other than all Concession Proceeds shall be required to be paid to the Collateral Agents in order for the Bank Facility to have been paid in full.

                  SECTION 1404.  Rights of Subrogation.

                  No payment or distribution to the Collateral Agents pursuant to the provisions of this Article Fourteen shall entitle any Holder of the Securities to exercise any right of subrogation in respect of any payment or distribution until the Bank Facility shall have been paid in full.

                  SECTION 1405.  Further Assurances.

                  The Holders of the Securities, the Trustee and the Company each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all reasonable further instruments and documents, and take all further reasonable action, that may be necessary or desirable to carry out the obligations set forth in this Article Fourteen.

                  SECTION 1406.  Agreements in Respect of the Securities.

                  (a) Prior to the Pledge Effective Date, no amendment, waiver or other modification of this Article Fourteen, and no indenture supplemental to this Indenture amending, waiving or modifying this Article Fourteen, may materially and adversely affect the rights or interests of the Collateral Agents without the prior written consent of the Collateral Agents.

                  (b) Prior to the Pledge Effective Date, the Trustee shall promptly notify the Collateral Agents of the occurrence of any default under the Securities.

                  SECTION 1407.  Expenses.

                  The Trustee shall be entitled to deduct its reasonable costs and expenses incurred in connection with collecting the Concession Proceeds and exercising its rights and powers and performing under this Article Fourteen from the Concession Proceeds prior to paying over such Concession Proceeds to the Collateral Agents.

                  SECTION 1408.  Continuing Agreement.

                  The provisions of this Article Fourteen constitute a continuing agreement and shall (i) remain in full force and effect until the Pledge Effective Date, (ii) be binding upon the Holders of the Securities, the Trustee, the Company and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Collateral Agents and its successors, transferees and assigns. Each Holder of any Security by its acceptance of such Security agrees and consents to each and any provision of this Article Fourteen.

                  SECTION 1409. Trust Moneys Not Subject to Concession Priority.

                  Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Thirteen hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Thirteen hereof and not in violation of Section 1402 or 1403 hereof for the payment of principal of (and premium, if any) and interest on the Securities shall not be subject to the Concession Priority or subject to the restrictions set forth in this Article Fourteen, and none of the Holders shall be obligated to pay over any such amount to the Collateral Agents or any other creditor of the Company.

                                 ---------------

                  This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       OCCIDENTE Y CARIBE CELULAR S.A.

                                       By /s/ Mauricio Campillo
                                         ---------------------------------------
                                          Name:    Mauricio Campillo
                                          Title:   General Secretary and
                                                   Administrative Vice President

                                       THE BANK OF NEW YORK

                                       By /s/ Lloyd A. McKenzie
                                          --------------------------------------
                                          Name:    Lloyd A. McKenzie
                                          Title:   Assistant Vice President

                                                                       Exhibit A

                                 [FACE OF NOTE]

                         OCCIDENTE Y CARIBE CELULAR S.A.

                    [Series B]* Senior Discount Note due 2004

                                                                       CUSIP [ ]

No. ____                                                           US$__________

                           OCCIDENTE Y CARIBE CELULAR S.A., a sociedad anonima
existing under the laws of the Republic of Colombia (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________, or its registered assigns, the principal sum of ______________ dollars ($__________) on _________, 2004.

    [Initial Interest Rate:        14% per annum.]**
    [Interest Rate:                14% per annum.]*
    Interest Payment Dates:        March 15 and September 15, commencing
                                   September 15, 2001.

    Regular Record Dates:          March 1 and September 1.

                           Reference is hereby made to the further provisions of
this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                           THE ISSUANCE OF THE 14% SENIOR DISCOUNT NOTES HAS
BEEN APPROVED BY THE COLOMBIAN SUPERINTENDENCY OF CORPORATIONS (SUPERINTENDENCIA DE SOCIEDADES). SUCH APPROVAL DOES NOT IMPLY AN APPROVAL OF THE QUALITY OF THE 14% SENIOR DISCOUNT NOTES OR THE SOLVENCY OF THE COMPANY. THE 14% SENIOR DISCOUNT NOTES MAY NOT BE OFFERED OR SOLD IN THE REPUBLIC OF COLOMBIA.

- ---------------

*        Include only for Exchange Securities.
**       Include only for Initial Securities.

                           IN WITNESS WHEREOF, the Company has caused this Note
to be signed manually or by facsimile by its duly authorized officers.

Date: ______________________         OCCIDENTE Y CARIBE CELULAR S.A.

                                     By: _______________________________________
                                         Title:

                                     Attest: ___________________________________
                                             Title:

                (Form of Trustee's Certificate of Authentication)

This is one of the [Series B]* Senior Discount Notes due 2004 described in the within-mentioned Indenture.

                                       [______________________________________],
                                         as Trustee

                                       By: _____________________________________
                                           Authorized Signatory

- ---------------

*        Include only for Exchange Securities

                             [REVERSE SIDE OF NOTE]

                         OCCIDENTE Y CARIBE CELULAR S.A.

                    [Series B]* Senior Discount Note due 2004

1.  Principal and Interest.

                  The Company will pay the principal of this Note on March 15, 2004.

                  The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, [at the rate of 14% per annum (subject to adjustment as provided below)]** [at the rate of 14% per annum, except that interest accrued on this Note (or the predecessor Note hereto) pursuant to the second succeeding paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the predecessor Note hereto from time to time during such periods pursuant to the Registration Rights Agreement as set forth below].*

                  Interest will be payable semiannually (to the holders of record of the Notes (or any predecessor Notes) at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2001; provided that no interest shall accrue on the principal amount of this Note prior to March 15, 2001 and no interest shall be paid on this Note prior to September 15, 2001 except as provided in the next paragraph.

                  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 7, 1996, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and ING Baring (U.S.) Securities, Inc. (the "Registration Rights Agreement"). In the event that either
(a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 60th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th calendar day following the date of original issue of the Notes; (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated on or prior to the 180th calendar day following the date of original issue of the Notes or, as the case may be, a Shelf Registration Statement (as such term is defined

- --------
*        Include only for Exchange Securities.
**       Include only for Initial Securities.

in the Registration Rights Agreement) is not declared effective on or prior to the 210th calendar day following the date of original issue of the Notes, or (d) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, but thereafter ceases to be effective or usable except as provided in Section 2(d)(ii) of the Registration Rights Agreement (each such event referred to in clause (a) through (d) above, a "Registration Default") interest (in addition to the accrual of original issue discount during the period ending March 15, 2001 and in addition to the interest otherwise due on the Notes after such date) will accrue on this Note at a rate of one-half of one percent per annum of the Accreted Value on the immediately preceding semiannual accrual date (for purposes of this paragraph, "semiannual accrual date" means each March 15 or September 15 of each year (or, if such immediately preceding March 15 or September 15 occurs before September 15, 1996 at a rate of one-half of one percent of the Accreted Value of this Note on June 7, 1996)) with respect to the first 90-day period following such Registration Default, and the amount of such additional interest will increase by an additional one-half of one percent per annum for each subsequent 90-day period until such Registration Default has been cured, payable in cash semiannually, in arrears, on March 15 and September 15 of each year; provided, however, that in no event shall the rate of such additional interest be more than one and one-half of one percent. Upon the cure of all applicable Registration Defaults, such additional interest shall cease to accrue.

                  Any and all payments made by the Company under this Note will be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by the Republic of Colombia or any political subdivision thereof excluding any taxes, levies, imposts, deductions, charges or withholdings and all liability with respect thereto (i) resulting from the Holder having some connection with the Republic of Colombia or any political subdivision thereof other than the mere holding of or enforcement of or receipt of any payment with respect to such Note, (ii) the payment of which may be avoided by the Holder complying with any certification, declaration or other reporting requirement concerning the nationality, residence, identity or connection with any taxing authority of such Holder as the beneficial owner of such Note, (iii) that would not have been imposed but for the presentation (where presentation is required) of such Note for payment more than 30 days after the date such payment became due and payable or was duly provided for, whichever occurs later, (iv) in the nature of estate, inheritance, gift, sale, transfer, personal property or similar taxes or (v) imposed on or with respect to any payment by the Company to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such tax, levy, impost, deduction, charge or withholding would not have been imposed on a beneficiary or settlor with respect to such fiduciary, member of such partnership or the beneficial owner of such payment had such beneficiary, settlor, member or beneficial owner been the Holder of such Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to collectively or individually as "Colombian Withholding Taxes"). If the Company is required by law to deduct any Colombian Withholding Taxes from or in respect of any sum payable under this Note, the sum payable hereunder shall be increased by the amount necessary so that after making all required deductions the Holder will receive an amount equal to the sum it would have received had no such deductions been made.

                  From and after March 15, 2001, interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in Exchange herefor]* or, if no interest has been paid, from March 15, 2001; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.  Method of Payment.

                  The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each March 15 and September 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the March 1 and September 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after March 15, 2004.

                  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Security Register). The Company may also make any payment of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, this Note by wire transfer in immediately available funds to an account designated by the Trustee on or before the date such monies are to be paid to the Holder. If a payment date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

- --------
*        Include only for Exchange Securities.

3.   Priority of Concession Proceeds.

                  Prior to the Pledge Effective Date (as defined in the Indenture), the indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subject in right of payment to the prior payment in full of indebtedness under the Bank Facility to the extent of the Concession Proceeds (in each case, as defined in the Indenture). Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate in order to effectuate such provisions and (c) appoints the Trustee his attorney-in-fact for such purpose.

4.  Paying Agent and Registrar.

                  Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

5.  Indenture; Limitations.

                  The Company issued the Notes under an Indenture dated as of June 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Notes are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to US$190,745,000.

6.  Redemption.

                  Mandatory Redemption. The Company will redeem 50% of the original aggregate principal amount at maturity of the Notes on March 15, 2003 at 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date, on a pro rata basis from the Holders of the Notes at the close of business on March 1, 2003.

                  Optional Redemption. The Notes may be redeemed at the election of the Company, in whole or in part, at any time and from time to time (i) before September 15, 2000 at 100% of the principal amount thereof, (ii) during the six months beginning September 15, 2000 at 107.5% of the Accreted Value thereof, and (iii) on or after March 15, 2000, at the following Redemption Prices (expressed in percentages of the principal amount), plus accrued interest to the Redemption Date, if any (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the applicable Interest Payment Date), if redeemed during the 12-month period beginning March 15 of each of the years set forth below:

                                                                       Principal
                Year                                                     Amount
                ----                                                   ---------
                2001 ....................................................107.0%
                2002 ....................................................103.5%
                2003 and thereafter......................................100.0%

                  Optional Redemption upon a Public Equity Offering. On or prior to March 15, 1999, the Company may redeem up to 33% of the original aggregate principal amount at maturity of the Notes, within 45 days after a Public Equity Offering, using the net proceeds of such sale, at a redemption price of 114% of the Accreted Value of Notes so redeemed; provided that no less than 67% of the original aggregate principal amount at maturity of the Notes remains outstanding.

                  Optional Redemption for Changes in Colombian Withholding Tax. The Notes may be redeemed at the election of the Company if, as a result of any change in, or amendment to, the laws (including any regulations promulgated thereunder) of Colombia (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date, the Company has become or would be obligated to pay, on any date on which any amount would be payable under or with respect to the Securities, any Additional Amounts as a result of certain changes affecting Colombian Withholding Tax, then the Company may, at its option, redeem the Notes, as a whole but not in part, at any time at a redemption price equal to 100% of the Accreted Value thereof, together with accrued and unpaid interest thereon, if any, to the redemption date.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than US$1,000 principal amount at maturity may be redeemed in part in integral multiples of US$1,000 principal amount at maturity. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.  Repurchase upon a Change of Control.

                  Upon the occurrence of a Change in Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000 principal amount at final Maturity, at a purchase price in cash in an amount equal to 101% of the Accreted Value thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Purchase Price").

                  A notice of each Change in Control will be mailed within 15 days after such Change of Control occurs to each Holder at his last address as it appears in the Security Register. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Purchase Price.

8.  Denominations; Transfer; Exchange.

                  The Notes are in registered form without coupons, in denominations of $1,000 principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.  Persons Deemed Owners.

                  A Holder may be treated as the owner of a Note for all purposes.

10.  Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.  Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at final Maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at final Maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, or inconsistency provided such change does not materially adversely affect the rights of any Holder.

12.  Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries, among other things, to incur additional Indebtedness, grant Liens, make Restricted Payments, issue Capital Stock of Restricted Subsidiaries, use the proceeds from Asset Sales, engage in transactions with Affiliates, engage in Sale and Leaseback Transactions, engage in other businesses, restrict payments from Restricted Subsidiaries or merge, consolidate or transfer substantially all of its assets. At the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Defaults and Remedies.

                  The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;
(b) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise); (c) default in the performance, or breach, of the covenant regarding consolidation, merger and sale of assets in Article Eight of the Indenture, the failure to make or consummate a Change of Control offer in accordance with
Section 1015 of the Indenture or the failure to make or consummate an Excess Proceeds Offer in accordance with Section 1016 of the Indenture; (d) default in the performance, or breach, of any covenant or warranty of the Company contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clauses (a), (b) or (c) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the

Notes then outstanding; (e) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Subsidiary aggregating US$3,000,000 or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Company or any Subsidiary aggregating US$3,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment prior to the stated maturity thereof); (f) any holder of any Indebtedness in excess of US$3,000,000 in the aggregate of the Company or any Subsidiary shall commence judicial proceedings, or take other action to foreclose on any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Subsidiary or in accordance with applicable law subsequent to a default in the performance, or breach, of any covenant or warranty of the Company contained in any agreement or instrument evidencing any such Indebtedness; (g) one or more final judgments or orders shall be rendered against the Company or any Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of US$3,000,000 and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or
(ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; (h) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Subsidiary; or (i) the Company does not continue to be the holder of the Concession (provided that the pledge of the Concession as security under the Bank Facility shall not be deemed to be a transfer of the Concession) or the Concession to provide cellular service is not in full force and effect.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at final Maturity of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount at final Maturity of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

16.  Authentication.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

17.  Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

18.  Defeasance.

                  The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon compliance by the Company with certain conditions set forth in the Indenture.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Occidente y Caribe Celular S.A., Calle 50, No. 55-01, Medellin, Colombia, Attention:
Mauricio Campillo.

                            [FORM OF TRANSFER NOTICE]

                FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________

_________________________________________________
(Please print or typewrite name and address including zip code of assignee)


_________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]

                In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or June 7, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date: _______________________
                                                       ________________________
                                                       NOTICE: The signature to
                                                       this assignment must
                                                       correspond with the name
                                                       as written upon the face
                                                       of the within-mentioned
                                                       instrument in every
                                                       particular, without
                                                       alteration or any change
                                                       whatsoever.

Signature Guarantee:(1) _______________________________________
                        (signature must be guaranteed)

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________________                ______________________________
                                                  NOTICE:  To be executed by an
                                                     executive officer

- --------
(1) Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you wish to have this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, check the Box: [ ].

                If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount in original principal amount (must be an integral multiple of $1,000) below:

                                   $_________.


Date: _____________

Your Signature: _____________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1) ________________________________________
                        (signature must be guaranteed)

- --------
(1) Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the
        Stock Exchange Medallion Program ("SEMP").

                                                                       Exhibit B

                               Form of Certificate
                              to Be Delivered upon
                        Termination of Restricted Period

                                                    On or after __________, 1996

The Bank of New York
101 Barclay Street
Floor 21W
New York, NY  10286

Attention:  Corporate Trust Administration

              Re: Occidente y Caribe Celular S.A. (the "Company") ____% Senior Discount Notes due 2004 (the "Securities")

Ladies and Gentlemen:

         This letter relates to U.S. $________ principal amount of Securities represented by the temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 202 of the Indenture dated as of __________, 1996 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Securities represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Security representing the undersigned's interest in the principal amount of Securities represented by the Temporary Certificate, all in the manner provided by the Indenture.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]



                                       By:
                                           -------------------------------------
                                           Authorized Signature

                                                                       Exhibit C

                            Form of Certificate to Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors

                                                ------------ , ------------

Occidente y Caribe Celular S.A.
Calle 50, No. 55-01
Medellin, Colombia
c/o
The Bank of New York
101 Barclay Street
Floor 21W
New York, NY  10286

Attention:  Corporate Trust Administration

                Re: Occidente y Caribe Celular S.A. (the "Company") ___% Senior
                    Discount Notes due 2004 (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed purchase of $____________ aggregate principal amount of the Securities:

         1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause
     (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

         2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

         4. We acknowledge and agree that, as specified on the face of the Securities, (i) the issuance of the Securities has been approved by the Colombian Superintendency of Corporations (Superintendencia de Sociedades), but that such approval does not imply an approval of the quality of the Securities, and (ii) the Securities may not be offered or sold in the Republic of Colombia.

         5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       By:
                                           -------------------------------------
                                           (NAME OF PURCHASER)

                                       Date:
                                             -----------------------------------

         Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:


Name:
      --------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

Taxpayer ID Number:
                    ------------------------------------------------------------

                                                                       Exhibit D

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                      -----------------, ------


The Bank of New York
101 Barclay Street
Floor 21W
New York, NY  10286

Attention:  Corporate Trust Administration

                Re: Occidente y Caribe Celular S.A. (the "Company") ____% Senior
                    Discount Notes due 2004 (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended ("Regulation S"; capitalized terms used but not defined herein shall have the meanings given them in Regulation S), and, accordingly, we represent that:

         1. the offer of the Securities was not made to or for the account or benefit of a United States Person or to a person in the United States;

         2. either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
     (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         4. the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

         We acknowledge and agree that, as specified on the face of the Securities, (i) the issuance of the Securities has been approved by the Colombian Superintendency of Corporations (Superintendencia de Sociedades), but that such approval does not imply an approval of the quality of the Securities, and (ii) the Securities may not be offered or sold in the Republic of Colombia.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                           -------------------------------------
                                       Authorized Signature